UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Entrepreneurshares Series Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Federal Street, Suite 875, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
ERShares Entrepreneurs ETF ERShares NextGen Entrepreneurs ETF Shares of beneficial interest, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-168040.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the respective shares of beneficial interest, no par value, of the ERShares Entrepreneurs ETF and the ERShares NextGen Entrepreneurs ETF, each a series of EntrepreneurShares Series Trust (the "Trust" or the “Registrant”) to be registered hereunder are set forth in Post-Effective Amendment No. 47 the Registrant’s Registration Statement on Form N-1A, (File Nos. 333-168040; 811-22436) as filed October 27 with the Securities and Exchange Commission, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
ERShares Entrepreneurs ETF	82-2999398
ERShares NextGen Entrepreneurs ETF	46-2180569

ITEM 2.

EXHIBITS.

1.	The Trust's Trust Instrument is included as exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-168040; 811-22436), as filed with the Securities and Exchange Commission on July 9, 2010.

2.	The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-168040; 811-22436), as filed with the Securities and Exchange Commission on November 4, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 13, 2023

EntrepreneurShares Series Trust

By: /s/ Joel Shulman

Name: Joel Shulman

Title: President